EXTRACT
                    WRITTEN CONSENT OF THE BOARD OF DIRECTORS
                                       OF
                          KEYSPAN GAS EAST CORPORATION

      The Directors of KeySpan Gas East Corporation acting by unanimous written consent without a meeting pursuant to Section 708(b) of the New York Business Corporation Law adopted the following resolutions:

      RESOLVED, that the proper officers of the Corporation are hereby authorized, directed and empowered in the name and on behalf of the Corporation, to execute, file and deliver any document required for the Corporation to issue up to an aggregate principal amount of $800 million of debt securities, including any amendments, modifications or supplements thereto, including, by way of illustration and not by way of limitation, the following:

      (1) execute, file and deliver to the Securities and Exchange Commission a Registration Statement reflecting the issuance of up to an aggregate principal amount of $800 million of debt securities by the Corporation, as well as any and all such other required documents, certificates, instruments, or regulatory filings, including any amendments, modifications or supplements thereto;

     (2) determine from time to time the principal amount of the debt securities to be sold and issued up to an aggregate principal amount of $800 million;

     (3) enter into an indenture for debt securities, including any amendments, modifications or supplements thereto and to appoint agents under such indenture;

     (4) enter into a trust agreement for the debt securities, including any amendments, modifications or supplements thereto and to appoint a trustee under such trust agreement;

     (5)  enter into  underwriting,  distribution or similar  agreements for the
          debt   securities,   including  any   amendments,   modifications   or
          supplements thereto;

     (6) appoint attorneys-in-fact to act on behalf of any of the officers or directors of the Corporation;

     (7) determine the compensation to be paid for arranging the sale of the debt securities;

     (8) list the debt securities on the New York or Pacific Stock Exchange, if appropriate;

     (9) take all actions necessary or desirable under the securities or Blue Sky laws of the various states relating to the debt securities;

     (10) prepare, execute and deliver all instruments (manually, electronically or by facsimile), which may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and

RESOLVED, that the proper officers are hereby authorized, directed and empowered to undertake all such further action, as any such proper officer deems necessary, proper, convenient or desirable in order to carry out the intent of the foregoing resolution and to effectuate the purposes and intents thereof, the taking of any such action to be conclusive evidence of the approval thereof by the directors of the Corporation;

RESOLVED, that any action taken and any instrument or document prepared, executed, delivered or filed by the proper officers prior to the adoption of these resolutions to accomplish any of the actions authorized by these resolutions is ratified, confirmed and approved in all respects. RESOLVED, that the President and Chief Executive Officer, the Chief Financial Officer, any Vice President, the Treasurer, the Controller, the Chief Accounting Officer or the Secretary of the Corporation be and each of them shall be considered a proper officer for each of the foregoing resolutions.

            I, Robert D. Ekholm, Secretary of KeySpan Gas East Corporation, DO HEREBY CERTIFY that the foregoing is a true and correct copy of resolutions duly adopted by the Board of Directors of said Corporation by unanimous written consent on November 24, 1999, and that such resolutions are in full force and effect on the date of this certification.

      WITNESS my hand and seal of the Corporation this 30th day of November, 1999.

                                          /s/ Robert D. Ekholm
                                          --------------------
                                        Robert D. Ekholm, Secretary